Exhibit 4.19

                           THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE                                   No. 6270 of 2004
CHANCERY DIVISION
COMPANIES COURT




                                IN THE MATTER OF
                                RMC GROUP p.l.c.

                              AND IN THE MATTER OF
                             THE COMPANIES ACT 1985



                         ______________________________



                             SCHEME OF ARRANGEMENT
                 (under section 425 of the Companies Act 1985)

                                    BETWEEN
                                RMC GROUP p.l.c.
                                      AND

                          THE HOLDERS OF SCHEME SHARES
                            (as hereinafter defined)



                         ______________________________

                                  PRELIMINARY

(A) In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

         "Act"                               the Companies Act 1985 (as amended)

         "Business                           Day" any day, other than a
                                             Saturday, Sunday or public
                                             holiday or bank holiday, on
                                             which banks are open for
                                             business in the City of London

         "Cancellation Shareholders"         holders of Cancellation Shares

         "Cancellation                       Shares" Scheme Shares, other than
                                             the Transfer Shares but including
                                             Transfer Shares treated as
                                             Cancellation Shares pursuant to
                                             clause 3.2 of this Scheme

         "CEMEX"                             CEMEX, S.A. de C.V.

         "CEMEX                              Group" CEMEX and its subsidiary
                                             undertakings

         "CEMEX UK" CEMEX UK Limited, incorporated in England and Wales with registered number 05196131

         "certificated" or
           "in certificated form"            a share which is not in
                                             uncertificated form (that is, not
                                             in CREST)

         "Circular"                          the document dated 25 October 2004
                                             sent by the Company to the holders
                                             of its Ordinary Shares of which
                                             this Scheme forms part

         "Company"  or  "RMC"                RMC Group p.l.c., incorporated in
                                             England and Wales with registered
                                             number 00249776

         "Court"                             the High Court of Justice in
                                             England and Wales

         "Court Meeting"                     the meeting of the holders of
                                             Ordinary Shares (other than
                                             Ordinary Shares beneficially owned
                                             by a member of the CEMEX Group)
                                             convened by order of the Court
                                             pursuant to section 425 of the
                                             Companies Act 1985 to consider
                                             and, if thought fit, approve this
                                             Scheme, including any adjournment
                                             thereof

         "Court Order"                       the order of the Court sanctioning
                                             the Scheme under section 425 of
                                             the Act and confirming the
                                             reduction of share capital under
                                             section 137 of the Act provided
                                             for by this Scheme

         "CREST" the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by CRESTCo Limited in accordance with the Uncertificated Securities
                                             Regulations 2001 (SI 2001 No.
                                             3755)

         "CRESTCo"                           CRESTCo. Limited

         "Effective Date"                    the date on which this Scheme
                                             becomes effective in accordance
                                             with clause 7 of this Scheme

         "holder"                            includes any person entitled by
                                             transmission

         "Interim Dividend"                  the dividend of 9.4 pence per
                                             Ordinary Share announced on 2
                                             September 2004 in respect of the
                                             six-month period ended 30 June
                                             2004 payable on 1 December 2004 to
                                             all holders of Ordinary Shares on
                                             the register at the close of
                                             business on 5 November 2004

         "Loan Notes"                        the floating rate guaranteed
                                             unsecured loan notes of CEMEX UK
                                             to be issued pursuant to the Loan
                                             Note Alternative, particulars of
                                             which are summarised in Part VI of
                                             the Circular

         "Loan Note Alternative"             the alternative consideration for
                                             which a holder of Scheme Shares
                                             (other than a Restricted Overseas
                                             Person) may elect under clause 3
                                             of this Scheme

         "Loan Note Form of Election"        the green form of election
                                             relating to the Loan Note
                                             Alternative and accompanying the
                                             Circular

         "members"                           members of the Company on the
                                             register of members at any
                                             relevant date

         "Ordinary Shares"                   ordinary shares of 25 pence each
                                             in the capital of the Company

         "Restricted Overseas Person"        a person (including an individual,
                                             partnership, unincorporated
                                             syndicate or organisation,
                                             incorporated association, trust,
                                             trustee, executor, administrator
                                             or other legal representative) in
                                             or resident in the United States,
                                             Canada, Australia, Japan, Malaysia
                                             or New Zealand or a U.S. Person
                                             (as defined in Regulation S under
                                             the U.S. Securities Act of 1933,
                                             as amended)

         "Scheme" this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court

         "Scheme Record Time"                6:00 p.m. on the Business Day
                                             immediately preceding the
                                             Effective Date

         "Scheme Shares"                     (i)    the Ordinary Shares in issue
                                                    at the date of this Scheme;

                                             (ii)   any Ordinary Shares issued
                                                    after the date of this
                                                    Scheme and before the
                                                    Voting Record Time; and

                                             (iii)  any Ordinary Shares issued
                                                    at or after the Voting
                                                    Record Time and before 6:00
                                                    p.m. on the day before the
                                                    date on which the Court
                                                    Order is made in respect of
                                                    which the original or any
                                                    subsequent holders thereof
                                                    are, or shall have agreed
                                                    in writing to be, bound by
                                                    this Scheme, in each case
                                                    other than any Ordinary
                                                    Shares beneficially owned
                                                    by the CEMEX Group

         "Transfer Shares"                   Scheme Shares in respect of which
                                             valid elections for the Loan Note
                                             Alternative shall have been made
                                             in accordance with this Scheme

         "uncertificated" or
           "in uncertificated form"          recorded on the relevant register
                                             as being held in uncertificated
                                             form in CREST and title to which
                                             may be transferred by means of
                                             CREST

         "U.S."  or  "United States"         the United States of America, its
                                             territories and possessions, any
                                             State of the United States, and
                                             the District of Columbia

         "U.S. Securities Act"               the United States Securities Act
                                             of 1933 (as amended)

         "Voting Record Time"                6:00 p.m. on the day which is two
                                             days before the date of the Court
                                             Meeting or, if the Court Meeting
                                             is adjourned, 6:00 p.m. on the
                                             second day before the day of such
                                             adjourned meeting

         and references to clauses are to clauses of this Scheme.

(B) The authorised share capital of the Company at the date of this Scheme is (pound)100,000,000 divided into 400,000,000 Ordinary Shares, of which, as at the close of business on 21 October 2004, 266,447,314 have been issued and are credited as fully paid and the remainder are unissued.

(C) At the date of this Scheme the CEMEX Group beneficially owns 50,000,000 Ordinary Shares.

(D) CEMEX UK has agreed to appear by counsel on the hearing of the petition to sanction this Scheme and to submit to be bound by and to undertake to the Court to be bound by the Scheme and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

(E) CEMEX has agreed to procure that any holder (other than CEMEX UK) of Ordinary Shares beneficially owned by a member of the CEMEX Group will appear by counsel on the hearing of the petition to sanction this Scheme and will undertake in respect of such Ordinary Shares to be bound by this Scheme.



                                   THE SCHEME

1        Cancellation of the Cancellation Shares

1.1 The capital of the Company shall be reduced by cancelling and extinguishing the Cancellation Shares.

1.2 Subject to and forthwith upon the said reduction of capital taking effect:

         1.2.1 the authorised share capital of the Company shall be increased to its former amount by the creation of such number of Ordinary Shares as is equal to the number of Cancellation Shares; and

         1.2.2 the reserve arising in the books of account of the Company as a result of the said reduction of capital shall be capitalised and applied in paying up in full at par the Ordinary Shares created pursuant to clause 1.2.1 of this Scheme, which shall be allotted and issued credited as fully paid to CEMEX UK and/or its nominees.

2        Consideration for cancellation of the Cancellation Shares

In consideration for the cancellation of the Cancellation Shares and the allotment and issue of the Ordinary Shares as provided in clause 1 of this Scheme, CEMEX UK shall (subject as hereinafter provided) pay to or for the account of the holders of Cancellation Shares (as appearing in the register of members of the Company at the Scheme Record Time):

                   for every Cancellation Share       855 pence in cash

3        Loan Note Alternative

3.1 If any holder of Scheme Shares shall validly so elect in respect of all or some of his Scheme Shares, CEMEX UK shall, in consideration for the transfer of the Transfer Shares (and subject as hereinafter provided), allot and issue to such holder (as appearing in the register of members at the Scheme Record Time) Loan Notes on the following basis:

              for every Transfer Share   855 pence nominal value of Loan Notes

         provided that the Loan Note Alternative shall not be available to Restricted Overseas Persons, or persons whom CEMEX UK believes to be Restricted Overseas Persons.

3.2 If valid elections for the Loan Note Alternative would result in the issue of less than (pound)10,000,000 nominal value of Loan Notes in aggregate, CEMEX UK will not issue any Loan Notes. If no Loan Notes are issued pursuant to this clause 3.2, any relevant Scheme Shares whose holders have elected for the Loan Note Alternative shall be treated as Cancellation Shares for the purposes of this Scheme, such holders shall then receive the cash to which they would otherwise be entitled under this Scheme, and clause 4 of this Scheme shall not apply.

3.3 The Loan Notes shall be issued credited as fully paid and in amounts and integral multiples of (pound)1 nominal. No fraction of a Loan Note shall be issued to any holder of Scheme Shares and the cash entitlement relating thereto shall be disregarded and not paid to such holder.

3.4 The election referred to in clause 3.1 of this Scheme shall be made by the completion and delivery of a Loan Note Form of Election in accordance with the instructions thereon.

3.5 CEMEX UK shall be entitled, in determining whether a Loan Note Form of Election is valid, or not, to exercise the powers and discretions provided for in Part VII of the Circular.

3.6 Upon execution and delivery by a holder of Scheme Shares of a valid Loan Note Form of Election such holder shall be bound by the terms and provisions contained in the Loan Note Form of Election and in Part VII of the Circular and in particular (but without prejudice to the generality of the foregoing):

         (i) shall be responsible for the representations and warranties contained in Notes 2 and 4 on page 4 of the Loan Note Form of Election and those set out in section 14 of Part VI of the Circular; and

         (ii)     shall be bound by the provisions set out in section 14 of
                  Part VI and section 2 of Part VII of the Circular.

3.7 The Loan Notes will be constituted by an instrument substantially in the form already prepared and initialled for the purpose of identification by Linklaters solicitors, with such modifications or additions, if any, as may prior to the execution thereof be agreed between RMC and CEMEX UK.

3.8 The provisions of this clause 3 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if, in respect of any holder of Scheme Shares with a registered address outside the United Kingdom or who is a citizen, resident or national of a jurisdiction outside the United Kingdom, CEMEX UK is advised that the issue of Loan Notes pursuant to this clause 3 would or may infringe the laws of any such jurisdiction, or would or may require CEMEX UK to observe any governmental or other consent to any registration, filing or other formality with which CEMEX UK is unable to comply or which CEMEX UK regards as unduly onerous, CEMEX UK may determine that the Loan Note Alternative shall not be available to such holder so that such holder shall be deemed to be a Restricted Overseas Person and any Loan Note Form of Election completed and delivered by such holder shall be invalid.

3.9

         3.9.1 If at the Scheme Record Time the number of Scheme Shares held by a person who has elected to receive Loan Notes is equal to or exceeds the number of Scheme Shares in respect of which an election for Loan Notes made by him would otherwise be effective, the validity of his election shall not be affected by any alteration in his holding of Scheme Shares between the date on which he made such election and the Scheme Record Time and any reductions in his holding shall, if applicable, be treated as disposals of those Scheme Shares in respect of which he did not elect to receive Loan Notes.

         3.9.2 If at the Scheme Record Time the number of Scheme Shares held by a person who has so elected to receive Loan Notes is less than the number of Scheme Shares in respect of which the holder has elected to receive such Loan Notes, he shall be treated as having validly elected to receive Loan Notes in respect of all of his Scheme Shares.

4        Acquisition of Transfer Shares

Forthwith and contingently upon the cancellation of the Cancellation Shares, the allotment of the Ordinary Shares referred to in clause 1.2.2 of this Scheme and the registration of such Ordinary Shares in the name of CEMEX UK but subject to clause 3.2 of this Scheme, CEMEX UK shall acquire the Transfer Shares fully paid, with full title guarantee, free from all liens, equities, charges, encumbrances and other interests and together with all rights at the date of this Scheme or thereafter attached thereto including the right to receive and retain all dividends and other distributions declared, paid or made thereon, on or after 27 September 2004, other than the Interim Dividend.

For such purposes, the Transfer Shares shall be transferred to CEMEX UK and/or its nominees and to give effect to such transfer any person may be appointed by CEMEX UK to execute as transferor an instrument or instruction of transfer of any Transfer Shares and every instrument or instruction of transfer so executed shall be as effective as if it had been executed by the holder or holders of the Transfer Shares thereby transferred.

5        Payments

5.1 As soon as practicable after the Effective Date and in any event not more than 14 days thereafter, CEMEX UK shall:

         5.1.1 in the case of Cancellation Shares which at the Scheme Record Time were in certificated form, despatch or procure the despatch to the persons entitled thereto, or as they may direct, in accordance with the provisions of clause 5.2, cheques and/or warrants for the sums payable to them respectively in accordance with clause 2 of this Scheme or, in the case of Cancellation Shares which at the Scheme Record Time are in uncertificated form, ensure that an assured payment obligation in respect of the sums payable to the persons entitled thereto is created in accordance with the CREST assured payment arrangements PROVIDED that CEMEX UK reserves the right to make payment of the said consideration by cheque and/or warrant as aforesaid if, for any reason, it wishes to do so; and

         5.1.2 against the execution of any instrument or instruction of transfer referred to in clause 4 of this Scheme, in the case of Transfer Shares, issue the Loan Notes which it is required to issue pursuant to clause 3 of this Scheme and deliver certificates therefor to the persons entitled thereto, or as they may direct.

         5.2 All deliveries of cheques, warrants and certificates required to be made pursuant to this Scheme shall be effected by posting the same by first class post in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the register of members of the Company at the Scheme Record Time (or, in the case of joint holders, at the address of that one of the joint holders whose name stands first in the said register in respect of such joint holding at such time) or in accordance with any special instructions regarding communications, and neither CEMEX UK nor the Company shall be responsible for any loss or delay in the transmission of cheques, warrants or certificates sent in accordance with this clause 5.2 which shall be sent at the risk of the person entitled thereto.

         5.3 All cheques and warrants shall be made payable to the person to whom in accordance with the foregoing provisions or this clause the envelope containing the same is addressed and the encashment of any such cheque or warrant shall be a complete discharge to CEMEX UK for the moneys represented thereby.

         5.4 The provisions of this clause 5 shall be subject to any prohibition or condition imposed by law.

6        Certificates and Cancellations

With effect from and including the Effective Date:

6.1 all certificates representing Scheme Shares shall cease to have effect as documents of title to the Scheme Shares comprised therein and every holder of Scheme Shares shall be bound at the request of the Company to deliver up the same to the Company or as it may direct; and

6.2 CRESTCo shall be instructed to cancel the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form.

7        Dividend Mandates

All mandates and other instructions to the Company in force at the Scheme Record Time relating to Transfer Shares shall, unless and until revoked or amended, be deemed as from the Effective Date to be valid and effective mandates in relation to the payment of interest and capital and instructions to CEMEX UK in relation to the Loan Notes issued in respect thereof.

8        The Effective Date

8.1 This Scheme shall become effective in accordance with its terms as soon as an office copy of the Court Order sanctioning this Scheme under section 425 of the Companies Act 1985 and confirming under section 137 of the said Act the reduction of the capital provided for by this Scheme shall have been delivered to the Registrar of Companies for registration and, in the case of the confirmation of the reduction of capital, shall have been registered by him.

8.2 Unless this Scheme shall become effective on or before 26 March 2005 or such later date, if any, as CEMEX UK and the Company may agree and the Court may allow, this Scheme shall never become effective.

9        Modification

CEMEX UK and the Company may jointly consent on behalf of all concerned to any modification of, or addition to, this Scheme or to any condition which the Court may approve or impose.

Dated 25 October 2004